UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

The Blackstone Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York		10154
(Address of principal executive offices)		(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2018, Kathleen Skero, Principal Accounting Officer of Blackstone Group Management L.L.C., the general partner (the “General Partner”) of The Blackstone Group L.P. (the “Partnership” and, together with the General Partner, “Blackstone”), provided notice of her retirement effective June 30, 2018.

Christopher Striano, age 43, will be appointed Principal Accounting Officer of the General Partner upon Ms. Skero’s retirement. Mr. Striano is a Senior Managing Director at Blackstone and is responsible for Blackstone’s Global Fund Accounting group, corporate accounting and accounting policy. He also provides supervisory oversight for Blackstone’s Private Equity segment, which includes operations, portfolio company valuations, tax and financial reporting for Blackstone’s Private Equity, Tactical Opportunities and Infrastructure funds. Mr. Striano also runs Blackstone’s Portfolio Management Program. Since joining Blackstone in 1998, Mr. Striano has been involved in a number of Blackstone’s strategic planning projects, including the firm’s IPO, and has served as Head of the firm’s Financial Planning and Analysis group, where his responsibilities included the firm’s global forecast process, business unit and firm-wide strategic planning, managing ratings agency relationships, new business initiatives and various special projects. Mr. Striano received a B.S. in Accounting with a minor in Finance from St. John’s University.

Like other Blackstone personnel, Mr. Striano invests in and alongside Blackstone’s funds as described in Blackstone’s Annual Report on Form 10-K for the year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2018

The Blackstone Group L.P.

By:	Blackstone Group Management L.L.C., its General Partner

/s/ John G. Finley
John G. Finley
Chief Legal Officer